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                      STOCKHOLDER NON-COMPETITION AGREEMENT


     THIS STOCKHOLDER NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of April 1, 1997, by and between TRI-CITY ORTHOPAEDIC SURGERY MEDICAL GROUP, INC., a California professional corporation (the "Medical Group"), each of the individuals identified on the signature page hereof (each, a "Stockholder," and collectively, the "Stockholders"), and BONE, MUSCLE AND JOINT, INC., a Delaware corporation ("BMJ"), with reference to the following facts:

     A. The Medical Group is engaged in the business of providing orthopedic medical and surgical services and related medical and ancillary services (the "Medical Services") to the general public.

     B. Each Stockholder is a shareholder of the Medical Group.

     C. BMJ is a corporation engaged in the business of providing management, administrative, financial, marketing, information technology, and related services to medical groups and related facilities.

     D. The Medical Group and BMJ have entered into a Management Services Agreement effective as of the date hereof (the "Management Services Agreement"), under which the Medical Group has agreed to cause the Stockholders to execute this Agreement.

     E. Each Stockholder is acquiring stock in BMJ in connection with the execution of the Management Services Agreement, pursuant to a Restricted Stock Agreement entered into by and among the Stockholders and BMJ, effective as of the date hereof (the "Restricted Stock Agreement").

     NOW, THEREFORE, in consideration of and as an inducement to BMJ's entering into the Management Services Agreement, the Restricted Stock Agreement, and the other agreements related thereto, and in consideration of each Stockholder's status as a shareholder of the Medical


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Group,  each Stockholder  hereby severally agrees with the Medical Group and BMJ as follows:

     1.   Definition.

     For all purposes of this Agreement, "Competitive Business" shall mean any business that provides (i) orthopedic medical and surgical services and related medical and ancillary services to the general public, or (ii) administrative, billing, collection, financial, marketing, information technology and operational services to professional medical groups relating to such groups' provision of the professional medical and related services described in clause

(i), or any other services provided by BMJ.

     2.   Agreement Not to Compete or Interfere with Business.

          (a) Each Stockholder acknowledges that (i) he or she is receiving benefits from the purchase of securities from BMJ pursuant to the Restricted Stock Agreement, (ii) the Medical Group and its affiliates conduct their business primarily in Oceanside, California, and (iii) due to the highly competitive nature of the Medical Group's and BMJ's businesses, the value and goodwill of the Medical Group's and BMJ's businesses would be substantially impaired if the Stockholder engaged in a Competitive Business. Accordingly, each Stockholder hereby agrees that, during the period commencing on the date hereof and ending two years after the earliest of (i) the expiration of the Management Services Agreement, (ii) the termination of the Management Services Agreement by BMJ pursuant to Section 13.2 thereof, or (iii) the effective date of the Stockholder's resignation or termination of employment with the Medical Group or sale, transfer, or other disposition of all or substantially all of the Stockholder's equity interest in the Medical Group, he or she will not, except as otherwise provided herein --

               (A) engage, directly or indirectly, in any Competitive Business at any location within twenty-five (25) miles of any Medical Group office (the "Restricted Territory"), whether such engagement shall be as an employee, officer, director, owner, partner, advisor, consultant, stockholder or other participant in any Competitive Business



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     (or in any similar capacity in which the Stockholder derives an economic benefit from a Competitive Business);

               (B) assist others in engaging in any Competitive Business within the Restricted Territory in the manner described in the foregoing clause (A);

               (C) solicit, entice or induce any employee or independent contractor of the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ to terminate his or her employment or contract with any of the foregoing or to engage in any Competitive Business within the Restricted Territory;

               (D) solicit, entice or induce any vendor, customer or distributor of the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ to terminate or materially diminish its relationship with the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ; or

               (E) otherwise knowingly damage, disparage or interfere with the Medical Group, BMJ, any affiliate of the Medical Group, or any subsidiary of BMJ;

provided, however, that nothing contained in this Agreement shall prohibit any

Stockholder from owning in the aggregate less than one percent (1.0%) of a class of publicly-traded securities issued by any Competitive Business.

          (b) (i) BMJ acknowledges that Norman Kane, M.D. currently conducts a medical practice in La Jolla, California, separate and apart from his practice with the Medical Group. Dr. Kane's continuation of his La Jolla practice shall not constitute a breach of this Agreement, provided that the following conditions are satisfied:

                    (A) during the first four (4) years after the date hereof, Dr. Kane shall devote at least sixty percent (60%) of his professional time, excluding weekends and holidays, to his practice in Oceanside;


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                    (B) except on an occasional and isolated basis, Dr. Kane
shall not treat at the La Jolla office any patient previously seen at the Medical Group's Oceanside office, or any patient who initially contacts or attempts to contact Dr. Kane at the Oceanside office;

                    (C) Dr. Kane shall not request any physician, payor, or patient referral source to direct or refer any patient to his La Jolla office if such physician, payor, or patient referral source previously directed or referred the majority of such patients to Dr. Kane at his office with the Medical Group at Oceanside; and

                    (D) at no time shall Dr. Kane move his La Jolla office to any location which is closer to the Medical Group's Oceanside office; provided, however, that the relocation of Dr. Kane's La Jolla practice to any office located on the current campus of Scripps Memorial Hospital shall not be considered a violation of the condition set forth in this clause (D).

               (ii) BMJ acknowledges that James A. Helgager, M.D. currently provides services to patients at an occupational medicine clinic known as the IMC Clinic, and that Dr. Helgager spends less than an average of four (4) hours per week in such practice. Dr. Helgager's continuation of such practice at the IMC Clinic shall not constitute a breach of this Agreement so long as Dr. Helgager does not spend more than an average of four (4) hours per week in such practice.

               (iii) Notwithstanding anything to the contrary set forth in this Agreement, the practice of medicine by Jacob Sharp, M.D. at a free clinic, without compensation to Dr. Sharp, after Dr. Sharp has ceased to practice medicine with the Medical Group, shall not constitute a breach of this Agreement.

               (iv) Notwithstanding anything to the contrary set forth in this


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Agreement, the practice of medicine by Leonard R. Ozerkis, M.D. at a location which is south of Encinitas and outside of a radius of fifteen (15) miles from the Medical Group's present office in Oceanside shall not constitute a breach of this Agreement if (A) Dr. Ozerkis has ceased to practice medicine with the Medical Group and (B) Dr. Ozerkis has attained the age of fifty-nine and one-half (59-1/2) years.

               (v) Notwithstanding anything to the contrary set forth in this Agreement, if a Stockholder ceases to conduct his medical practice with the Medical Group, it shall not be a violation of this Agreement for such Stockholder to continue his medical practice in the Restricted Territory if (A) the Stockholder enters into a Management Services Agreement with BMJ substantially in the form of the Management Services Agreement entered into by and between the Medical Group and BMJ and (B) the Stockholder enters into a new Stockholder Non-Competition Agreement with BMJ substantially in the form of this Agreement.

          (c) The Medical Group and BMJ acknowledge and agree that a Stockholder shall have no further obligation pursuant to this Agreement in the event that
(i) the Medical Group terminates the Management Services Agreement pursuant to
Section 13.1 thereof, (ii) either party to the Management Agreement terminates such agreement pursuant to Section 13.3 thereof, or (iii) the Stockholder's employment by the Medical Group is terminated without cause by the Medical Group (unless such termination is not permitted under any applicable agreement with the Medical Group) and such termination is approved by BMJ.

     3.   Confidentiality.

          (a) Each Stockholder acknowledges and agrees that certain information he or she has received or will receive from the Medical Group and its affiliates or from BMJ constitutes the confidential and proprietary trade secrets of the Medical Group or of BMJ and that the Stockholder's non-disclosure thereof is essential to this Agreement and a condition to



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the Stockholder's use and possession thereof. The Stockholder shall retain in strict confidence any and all such confidential information received from the Medical Group ("Medical Group Confidential Information") or from BMJ ("BMJ Confidential Information") (collectively, "Confidential Information") and under no circumstances shall the Stockholder distribute or in any way disseminate Confidential Information, directly or indirectly, to any third party or use Confidential Information for the Stockholder's personal benefit without the prior written consent of the Medical Group (in the case of Medical Group Confidential Information) or without the prior written consent of BMJ (in the case of BMJ Confidential Information).


          (b) Notwithstanding the above, the Stockholder shall have no liability to the Medical Group or its affiliates or to BMJ with respect to Confidential Information which:

               (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of the Stockholder;

               (ii) is disclosed with the prior written consent of the Medical Group or its affiliate or BMJ;

               (iii) becomes known to the Stockholder from a source other than the Medical Group or its affiliates without breach of this Agreement by the Stockholder and otherwise not in violation of the Medical Group's or its affiliates' rights; or

               (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the Stockholder shall provide prompt, advance notice thereof to enable the Medical Group or its affiliate to seek a protective order or otherwise prevent such disclosure.

          (c) The Stockholder agrees to indemnify the Medical Group or its affiliates for any damages the same may suffer as a result of the Stockholder's or his or her agents' failure to abide by the provisions of this Section 3.


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          (d) The rights and obligations of the parties under this Section 3 shall survive for five (5) years following the expiration or termination of this Agreement.

     4.   Acknowledgment.

          Each Stockholder acknowledges that the provisions of this Agreement are not designed to prevent the Stockholder from earning a living or fostering his or her own career. The provisions of this Agreement are designed to prevent any third party from gaining unfair advantage from the Stockholder's knowledge of confidential and proprietary information relating to the Medical Group or BMJ or otherwise damaging or interfering with the business of the Medical Group or BMJ or from his or her participation in any Competitive Business. The Stockholder further acknowledges receiving sufficient consideration under the Restricted Stock Agreement to compensate him or her for any losses he or she may suffer or incur as a result of losing any employment or other professional opportunity as a result of entering into and performing any obligations under this Agreement.

     5.   Survival; Remedies.

          Each Stockholder's covenants under this Agreement shall survive termination of the Stockholder's status as a shareholder of the Medical Group and/or employment with the Medical Group. Each Stockholder acknowledges that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agrees that either the Medical Group or BMJ shall be entitled to injunctive relief; provided, however, that nothing contained herein shall be construed as prohibiting the Medical Group or BMJ from pursuing any other remedies available for any such breach or threatened breach.

     6.   Benefits of Agreement.

          This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of either the Medical Group or BMJ by


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reorganization, merger or consolidation or otherwise and any assignee of all or substantially all of the business and properties of the Medical Group or BMJ.

     7.   Severability.

          It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     8.   Notices.

          All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Medical Group, to:

               Tri-City Orthopaedic Surgery
                  Medical Group, Inc.
               3905 Waring Road
               Oceanside, California  92056
               Attention:  President

          If to a Stockholder, to:


               [Name of Stockholder]
               Tri-City Orthopaedic Surgery
                  Medical Group, Inc.
               3905 Waring Road
               Oceanside, California  92056


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          If to BMJ, to:

               Bone, Muscle and Joint, Inc.
               4800 North Federal Highway, Suite 104D
               Boca Raton, Florida  33431
               Attention:  Naresh Nagpal, M.D., President

               with a copy to:

               Bone, Muscle and Joint, Inc.
               15300 Ventura Boulevard, Suite 507
               Sherman Oaks, California 91403
               Attention:  Glenn Cozen, Vice President, Western Region

               and to:

               Saphier and Heller Law Corporation
               1900 Avenue of the Stars, Suite 1900
               Los Angeles, California 90067
               Attention:  Michael D. Saphier, Esq.

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such communication shall be deemed to have been given (a) when delivered, if personally delivered, (b) on the business day after dispatch, if sent by nationally-recognized overnight courier and (c) on the third business day after dispatch, if sent by mail.

     9.   Relationship Among Stockholders.

          No Stockholder shall have any responsibility for any breach of this Agreement by any other Stockholder or for any representations, warranties, acts, or omissions of any other Stockholder. Each Stockholder is entering into this Agreement for and on behalf of such Stockholder only, and no partnership, joint venture, unincorporated association, or any other legal entity is intended to be formed by or among the Stockholders as a result of or in connection with this Agreement. The parties have chosen to execute a single instrument for convenience only, and this Agreement shall be construed as separate and several agreements between the Medical Group, BMJ, and each of the respective Stockholders for all purposes.




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This Agreement may be executed in separate counterparts.

     10.  Entire Agreement; Amendments; Prior Agreements.

          The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements among the parties hereto with respect to the matters covered hereby.

     11.  Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the laws and principles thereof or of any other jurisdiction which would direct the application of the laws of another jurisdiction.

     12.  Attorneys' Fees.

          In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the losing party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

     13.  Headings.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                              TRI-CITY ORTHOPAEDIC SURGERY
                              MEDICAL GROUP, INC.


By:__/s/ James C. Esch, M.D.______________
                                 James C. Esch, M.D., President


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                              BONE, MUSCLE AND JOINT, INC.

By:___/s/  Naresh Nagpal, M.D.____________
                                   Naresh Nagpal, M.D., President

                                   and Chief Executive Officer


                               STOCKHOLDERS


=============================
Neville Alleyne, M.D.           Richard K. Muir, M.D.


=============================
James C. Esch, M.D.             Leonard R. Ozerkis, M.D.


=============================
James A. Helgager, M.D.         Jacob Sharp, M.D.



-----------------------------
Norman Kane, M.D.